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                                                                     EXHIBIT 3.4

                                     BYLAWS

                                       OF

                              GENEVA STEEL COMPANY


                                   ARTICLE I.

                                     OFFICES

         Section 1. Business Offices. The principal office of the corporation shall be located at 10 South Geneva Road, Vineyard, Utah 84058. The corporation may have such other offices, either within or outside Utah, as the board of directors may designate or as the business of the corporation may require from time to time.

         Section 2. Registered Office. The registered office of the corporation required by the Utah Business Corporation Act to be maintained in Utah may be, but need not be, identical with the principal office if in Utah, and the address of the registered office may be changed from time to time by the board of directors.


                                   ARTICLE II.

                                  SHAREHOLDERS

         Section 1. Annual Meeting. An annual meeting of the shareholders shall be held on the fourth Tuesday of February of every year, or on such other date as may be determined by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of the directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

         Section 2. Place of Meetings. Each annual or special meeting of the shareholders shall be held at such place, either within or outside Utah, as may be designated in the notice of meeting, or if no place is designated in the notice, at the registered office of the corporation in Utah.

         Section 3. Matters Relating to Notice of Meetings. If three successive notices mailed to the last known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation. If properly requested by a person or persons, other than the corporation properly calling a meeting, the secretary shall give notice of such meeting at corporate expense. The attendance of a shareholder at a meeting in person or by proxy (or participation by a shareholder in a meeting by means of a conference telephone or similar communications equipment) shall constitute a waiver of notice of such meeting, except where a shareholder attends (or participates in) a meeting for the express purpose of objecting the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted



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at, nor the purpose of, any meeting of the shareholders need be specified in the notice or waiver of notice of such meeting unless required by statute.

         Section 4. Matters Relating to Proxies. Any proxy to be voted at any meeting of the shareholders shall be filed with the secretary of the corporation before or at the time of the meeting.

         Section 5. Failure of a Quorum. If less than a majority of the outstanding shares of the corporation entitled to vote are represented in person or by proxy at a meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days at any one adjournment without further notice other than an announcement at the meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 6. Voting of Fractional Shares. Each fractional share is entitled to a corresponding fractional vote, on each matter submitted to a vote of the shareholders either at a meeting thereof or pursuant to written action as permitted by applicable law, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation (as the same may be amended, revised or restated from time to time) as permitted by the Utah Business Corporation Act.

         Section 7. Written Consents. Any written consent of shareholders may be signed in counterparts.

         Section 8. Notice of Shareholder Business and Nominations.

                  (a) Annual Meetings of Shareholders.

                           (1) Nominations of persons for election to the board
of directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the board of directors, or (c) by any shareholder of the corporation who was a shareholder of record at the time of giving notice provided for in this bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

                           (2) For nominations or other business to be properly
brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (a)(1) of this bylaw, the shareholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or



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reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                           (3) Notwithstanding anything in the second sentence
of paragraph (a)(2) of this bylaw to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

                  (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by paragraph (a)(2) of this bylaw shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

                  (c) General.

                           (1) Only such persons who are nominated in accordance
with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures



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set forth in this bylaw. Except as otherwise provided by law, the Articles of
Incorporation or these bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

                           (2) For purposes of this bylaw, "public announcement"
shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                           (3) Notwithstanding the foregoing provisions of this
bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

         Section 1. Number, Qualifications and Organization. The number of directors constituting the entire board of directors shall be determined at any time and from time to time by resolution of the board of directors then in office, but shall not be less than three (3) and shall not be more than seven
(7); provided however, that if any of the events set forth in Article IV, Paragraph A.6 (f) (iv) (A) of the Articles of Incorporation shall have occurred and have not been terminated (as set forth in Article IV, Paragraph A.6 (f) (iv)
(B) of such Articles) (an "Unterminated Event"), (a) the number of directors constituting the entire board of directors shall not be less than four (4) and shall not be more than twelve (12), and (b) a number of additional directors equal to at least 25% of the total number of members of the board of directors immediately after an Unterminated Event shall be elected by the then current board of directors (if so directed by the holders of the Preferred Stock described in Article IV, Paragraph A.6(a) of such Articles) or, at the discretion of the holders of such Preferred Stock, by the holders of such Preferred Stock. Directors must be at least twenty-one years old. The directors may elect from their number a director to serve as chairman of the board of directors, for such term and with such authority as may be granted by the board of directors.

         Section 2. Resignation. Any director may resign at any time by giving written notice to the chief executive officer or to the secretary of the corporation or by agreeing to do so in and in accordance with the terms of a written agreement. A director's resignation shall take effect upon receipt of such notice unless otherwise specified therein or in accordance with the terms of such agreement, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3. Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of the shareholders, or as soon as practical thereafter at the time and place determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The board of directors may provide by



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resolution the time and place, either within or outside Utah, for the holding of additional regular meetings.

         Section 4. Special Meeting. Special meetings of the board of directors may be called by or at the request of the chief executive officer or any two directors. The person or persons authorized to call special meetings of the board of directors may fix the time and place for holding any special meeting of the board called by them.

         Section 5. Notice. No notice is required for the regular meeting to be held immediately after and at the same place as the annual meeting of the shareholders. Notice of each other meeting of the board of directors stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class mail, or at least two days prior thereto by personal delivery of written notice or by telephonic or telegraphic notice, except that in the case of a meeting to be held by means of a conference telephone or similar communications equipment telephone notice may be given one day prior thereto. (The method of notice need not be the same to each director.) Notice shall be deemed to be given, if mailed, when deposited in the United States Mail, with postage thereon prepaid, addressed to the director at his business or residence address; if personally delivered, when delivered to the director; if telegraphed, when the telegram is delivered to the telegraph company; if telephoned, when communicated to the director. The participation by a director in a meeting by means of conference telephone or similar communication equipment shall constitute a waiver of notice of such meeting, except where a director so participates in a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 6. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 7. Failure of Quorum and Voting. If less than a majority of the number of directors fixed by Section 1 of this Article is present at a meeting (in person or participating by telephone or other means allowed by law), a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy at any meeting of directors.

         Section 8. Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: his or her expenses, if any, of attendance at meeting; a fixed sum for attendance at such meeting; or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 9. Executive and Other Committees. By one or more resolutions adopted by the majority of the board of directors, the board of directors may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors, except as prohibited by statute. Rules governing procedures for meeting of any committee of the board shall be established by the committee, or in the absence thereof, by the board of directors.



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         Section 10. Written Consents. Any written consent of directors may be signed in counterparts.


                                   ARTICLE IV.

                               OFFICERS AND AGENTS

         Section 1. Additional Officers and Qualifications. In addition to the officers prescribed by statute, the board of directors may elect to appoint such other officers, assistant officers and agents, including a chief executive officer, one or more vice presidents, assistant secretaries, and assistant treasurers, as they may consider necessary. All officers must be at least twenty-one years old.

         Section 2. Election and Term of Office. The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his earlier, death, resignation or removal.

         Section 3. Salaries. The salaries of the officers shall be as fixed from time to time by the board of directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.

         Section 4. Vacancies. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the chief executive officer or to the board of directors. An officer's resignation shall take effect at the time specified therein; the acceptance of such resignation shall not be necessary to make it effective. A vacancy in any office, however occurring, may be filled by the board of directors for the unexpired portion of the term.

         Section 5. Authority and Duties of Officers. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the chief executive officer, the board of directors or these bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

                  (a) Chief Executive Officer. The chief executive officer shall, subject to the direction and supervision of the board of directors, (i) have general and active control of its affairs and business and general supervision of its officers, agents and employees; (ii) unless there is a chairman of the board, preside at all meetings of shareholders; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of chief executive officer as from time to time may be assigned to him by the board of directors.

                  (b) President. The president shall perform such duties incident to the office of the president as from time to time may be assigned to him by the board of directors or the chief executive officer.

                  (c) Vice Presidents. Vice presidents shall assist the chief executive officer and the president and shall perform such duties as may be assigned by the board of directors, the chief executive



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officer or the president.

                  (d) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the shareholders and the board of directors; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business within or outside Utah a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the board of directors, the chief executive officer or the president. Assistant secretaries, if any, shall have the same duties and powers, subject to the supervision by the secretary.

                  (e) Treasurer. The treasurer shall: (i) be the chief financial officer of the corporation and have the care and custody of all its funds, securities, evidences of indebtedness or other personal property and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts for monies paid into or on account of the corporation and pay out of the funds on hand all bills, payrolls, and other just debts of the corporation of whatever nature upon maturity; (iii) be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the board of directors, the chief executive officer and the president statements of account showing the financial position of the corporation and the results of its operations; (iv) upon request of the board of directors, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned by the board of directors, the chief executive officer or the president. Assistant treasurers, if any, shall have the same powers and duties, subject to supervision by the treasurer.

         Section 6. Surety Bonds. The board of directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


                                   ARTICLE V.

                                     SHARES

         Section 1. Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by statute.

         Section 2. Certificates. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors. The certificates representing shares of stock of the corporation shall be consecutively numbered.



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         Section 3. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may, in its discretion, require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

         Section 4. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock fully endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the corporation.

         Section 5. Holders of Record. The corporation shall be entitled to treat the holder of record of any share of stock as the holder-in-fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Utah.

         Section 6. Transfer Agents, Registrars and Paying Agents. The board of directors may, at its discretion, appoint one or more transfer agents, registrars or agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Utah. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.


                                   ARTICLE VI.

                                 INDEMNIFICATION

         Section 1. Definitions. For purposes of this Article VI, the following terms shall have the meanings set forth below:

                  (a) Action - Any threatened, pending or compelled action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

                  (b) Indemnified Party - Any person who is or was a party or is threatened to be made a party to any Action by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan of the corporation for which any such person is or was serving as trustee, plan administrator or fiduciary.

         Section 2. Determination. To the extent applicable law permits a determination to be made as to the propriety of indemnification by someone other than a court, the directors or the shareholders, such determination may be made upon the request of a majority of the directors who are not or were not parties to such Action, or if there be none, upon the request of a majority of a quorum of the whole board of directors, by independent legal counsel (which counsel shall not be the counsel generally employed by the corporation in connection with its corporation affairs) in a written opinion.



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         Section 3. Payment in Advance. Expenses (including attorneys' fees)
incurred by Indemnified Party in defending any Action, shall be paid by the corporation in advance of the final disposition of such Action upon receipt of a written undertaking by or on behalf of the Indemnified Party to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized under applicable law.

         Section 4. Insurance. By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board may deem appropriate, on behalf of any Indemnified Party against any liability asserted against him and incurred by him in his capacity of or arising out of his status as an Indemnified Party, whether or not the corporation would have the power to indemnify him against such liability under applicable provisions of law.

         Section 5. Right to Impose Conditions to Indemnification. The corporation shall have the right to impose, as conditions to any indemnification or advance of expenses provided by the corporation, such reasonable requirements and conditions as to the board of directors or shareholders may appear appropriate in each specific case and circumstance, including but not limited to any one or more of the following: (a) that any counsel representing the person to be indemnified in connection with the defense or settlement of any Action shall be counsel mutually agreeable to the person to be indemnified and to the corporation; (b) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated, or threatened against the person to be indemnified; and (c) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification or advance, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.


                                  ARTICLE VII.

                                  MISCELLANEOUS

         Section 1. Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the corporation the chief executive officer, the president or any vice president, shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the corporation at all meetings of the shareholders of any other corporation, association, or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chief executive officer, the president or any vice president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents or any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

         Section 2. Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation, the year of its incorporation, and the words, "Seal, Utah."

         Section 3. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the board of directors of this corporation.



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